Exhibit 9


                      TRANSACTIONS IN SHARES OF THE COMPANY


            The Reporting Persons engaged in the following transactions in Shares of the Company during the past 60 days or since the filing of Amendment No. 2 to the Schedule 13D, whichever is less. All transactions involved purchases of Shares on the New York Stock Exchange.


Reporting Person                                                      Price Per
With Direct                                                             Share
Beneficial                     Date of            Number of           (Excluding
Ownership                    Transaction            Shares           Commission)
----------------             -----------           --------          -----------
Greentree                      7/13/98              21,100             17.3396
Greentree                      7/14/98              20,000             17.0000
Greentree                      7/22/98              31,100             16.4963
Greentree                      7/23/98              26,500             16.2972
Greentree                      7/24/98              22,400             15.9451
Greentree                      7/30/98              28,200             14.3750
Greentree                      7/31/98              20,000             14.6002
Greentree                       8/3/98              10,000             14.0625
Greentree                       8/3/98              11,800             13.9422
Greentree                       8/5/98              15,000             12.7917
Greentree                      8/21/98              55,000             10.7500
Greenbelt                       7/7/98             300,000             18.4167
Greenbelt                       7/7/98             100,000             18.2156
Greenbelt                       7/8/98             110,000             18.0057
Greenbelt                       7/9/98              10,000             17.5000
Greenbelt                      7/13/98              61,900             17.3396
Greenbelt                      7/14/98              20,000             17.0000
Greenbelt                      7/16/98              80,000             17.4688
Greenbelt                      7/17/98              50,000             17.1250
Greenbelt                      7/21/98               3,500             16.8125
Greenbelt                      7/22/98              18,900             16.4963
Greenbelt                      7/24/98              67,600             15.9451
Greenbelt                      7/27/98              15,000             15.3750
Greenbelt                      7/28/98              20,000             15.2500
Greenbelt                      7/29/98              20,000             15.0000





NYFS11...:\92\56392\0003\1751\SCH8248I.040

Greenbelt                      7/30/98              51,800             14.3750
Greenbelt                      7/31/98              45,000             14.6002
Greenbelt                       8/3/98              41,200             13.9422
Greenbelt                       8/4/98              50,000             13.3875
Greenbelt                      8/10/98              20,000             13.2500
Greenbelt                      8/11/98              10,000             12.7500
Greenbelt                      8/13/98              20,000             12.5625
Greenbelt                      8/20/98              30,000             11.9167
Greenbelt                      8/21/98             140,000             10.7500
Greensea                       8/21/98              55,000             10.7500